Exhibit (3)(ii)


                           BY-LAWS FOR THE REGULATION
                     EXCEPT AS OTHERWISE PROVIDED BY STATUTE
                       OR ITS ARTICLES OF INCORPORATION OF

                                    ENDOVASC

                                  * * * * * * *


                                   ARTICLE I.

                                     Offices
                Section 1.                             PRINCIPAL OFFICE.     The

principal  office for the  transaction  of the  business of the  corporation  is hereby  fixed and located at 50 West Liberty  Street,  Suite 880,  Reno,  Nevada

89501,  being the  offices  of Nevada  Agency  and Trust  Company.  The Board of

Directors is hereby  granted full power and  authority to change said  principal office from one location to another in the State of Nevada.

                Section 2.                             OTHER OFFICES.  Branch or

subordinate  offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

                                   ARTICLE II.

                            Meetings of Shareholders

                Section 1.                             MEETING PLACE.        All

annual meetings of shareholders and all other meetings of shareholders  shall be held either at the principal  office or at any other place within or without the

State of Nevada  which  may be  designated  either  by the  Board of  Directors,



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pursuant  to  authority  hereinafter  granted to said  Board,  or by the written consent of all  shareholders  entitled to vote  thereat,  given either before or after the meeting and filed with the Secretary of the corporation.

                Section 2.                             ANNUAL MEETINGS.      The

annual  meetings of  shareholders  shall be held on the fourth  Wednesday of May each year,  at the hour of 2:00  o'clock p.m. of said day,  commencing  with the year 1997,  provided,  however,  that should said day fall upon a legal holiday,

then any such annual meeting of shareholders  shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday.

                Written notice of each annual meeting signed by the President or a Vice President,  or the Secretary, or an Assistant Secretary, or by such other person or  persons  as the  directors  shall  designate,  shall be given to each shareholder  entitled to vote  thereat,  either  personally  or by mail or other means of written communication,  charges prepaid,  addressed to such shareholder at his address  appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be  deemed to have been  given to him,  if sent by mail or other  means of written  communication  addressed to the place where the principal office of the corporation  is situated,  or if  published  at least once in some  newspaper of general  circulation  in the county in which said  office is  located.  All such notices  shall be sent to each  shareholder  entitled  thereto not less than ten

(10) nor more than sixty (60) days before each annual meeting, and

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shall specify the place,  the day and the hour of such  meeting,  and shall also state the purpose or purposes for which the meeting is called.

                Section 3.                                SPECIAL MEETINGS.

Special meetings of the  shareholders,  for any purpose or purposes  whatsoever,

may be called at any time by the President or by the Board of  Directors,  or by one or more  shareholders  holding not less than 10% of the voting  power of the corporation.  Except in special cases where other  express  provision is made by statute,  notice of such special  meetings  shall be given in the same manner as for annual  meetings  of  shareholders.  Notices of any  special  meeting  shall specify in addition to the place,  day and hour of such meeting,  the purpose or purposes for which the meeting is called.

                Section 4.                                ADJOURNED MEETINGS AND

NOTICE THEREOF. Any shareholders' meeting,  annual or special,  whether or not a quorum is present,  may be adjourned from time to time by the vote of a majority of the shares,  the holders of which are either present in person or represented by proxy  thereat,  but in the  absence of a quorum,  no other  business  may be transacted at any such meeting.

                               When  any  shareholders'  meeting,  either annual

or special,  is adjourned for thirty (30) days or more,  notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid,

it  shall  not be  necessary  to give any  notice  of an  adjournment  or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.


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                Section 5.                              ENTRY OF NOTICE.

Whenever  any  shareholder  entitled to vote has been absent from any meeting of shareholders,  whether annual or special,  an entry in the minutes to the effect that  notice  has been  duly  given  shall be  conclusive  and  incontrovertible evidence  that due notice of such  meeting  was given to such  shareholders,  as required by law and the By-laws of the corporation.

                Section 6.                              VOTING.    At all annual

and special meetings of stockholders  entitled to vote thereat,  every holder of stock issued to a bona fide  purchaser of the same,  represented  by the holders thereof,  either in person or by proxy in  writing,  shall have one (1) vote for each  share of  stock  so held and  represented  at such  meetings,  unless  the

Articles of Incorporation of the corporation shall otherwise  provide,  in which event the voting rights,  powers and privileges  prescribed in the said Articles of  Incorporation  shall  prevail.  Voting for directors and, upon demand of any stockholder, upon any question at any meeting shall be by ballot.

                Section 7.                              QUORUM.  The presence in

person or by proxy of the holders of a majority  of the shares  entitled to vote at any meeting shall  constitute a quorum for the  transaction of business.  The shareholders  present  at a duly  called  or held  meeting  at which a quorum is present may  continue  to do business  until  adjournment,  notwithstanding  the withdrawal of enough shareholders to leave less than a quorum.

                Section 8.                              CONSENT OF ABSENTEES.


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The  transactions  of any  meeting of  shareholders,  either  annual or special,

however called and noticed,  shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present,  either in person or by proxy,  and if, either before or after the meeting,  each of the shareholders entitled to vote,  not present in person or by proxy,  sign a written  Waiver of

Notice,  or a consent to the  holding of such  meeting,  or an  approval  of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of this meeting.

                Section 9.                              PROXIES.    Every person

entitled  to vote or  execute  consents  shall have the right to do so either in person or by an agent or agents  authorized by a written proxy  executed by such person  or his  duly  authorized  agent  and  filed  with the  Secretary  of the corporation;  provided that no such proxy shall be valid after the expiration of eleven  (11)  months  from the date of its  execution,  unless  the  shareholder executing  it  specifies  therein  the length of time for which such proxy is to continue in force,  which in no case shall  exceed seven (7) years from the date of its execution.
                                  ARTICLE III.

                        Directors and Directors' Meetings

                Section 1.                              POWERS.  Subject to the

limitations of the Articles of Incorporation or the By-laws,  and the provisions of the Nevada Revised  Statutes as to action to be authorized or approved by the shareholders,  and  subject  to the duties of  directors  as  prescribed  by the



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By-laws,  all corporate  powers shall be exercised by or under the authority of,

and the business and affairs of the corporation shall be controlled by the Board of Directors.  Without prejudice to such general powers, but subject to the same limitations,  it is hereby expressly  declared that the Directors shall have the following powers, to wit:

                                      First - To select and remove all the other

                officers,  agents and  employees of the  corporation,  prescribe such powers and duties for them as may not be inconsistent  with law,  with the Articles of  Incorporation  or the  By-laws,  fix their  compensation  and require from them security for faithful service.

                                     Second - To conduct, manage and control the

                affairs and business of the corporation,  and to make such rules and  regulations  therefor not  inconsistent  with law, with the

                Articles of Incorporation or the Bylaws, as they may deem best.

                                      Third - To change the principal office for

                the  transaction  of the  business of the  corporation  from one location  to  another  within  the same  county as  provided  in

                Article I, Section 1 hereof; to fix and locate from time to time one or more  subsidiary  offices  of the  corporation  within or without the State of Nevada, as provided in Article I, Section 2 hereof;  to  designate  any place within or without the State of

                Nevada for the holding of any shareholders' meeting or meetings;


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                and to adopt, make and use a corporate seal and to prescribe the forms of  certificates  of stock,  and to alter the form of such seal and of such  certificates  from  time to time,  as in their judgment  they  may  deem  best,  provided  such  seal  and such certificates shall at all times comply with the

                provisions of law.

                                      Fourth - To authorize the issuance of

                shares of stock of the corporation  from time to time, upon such terms as may be lawful,  in  consideration  of money paid, labor

                done  or  services  actually   rendered,   debts  or  securities

                canceled,  or tangible or intangible property actually received,

                or in the case of shares issued as a dividend,  against  amounts transferred from surplus to stated capital.

                                      Fifth - To borrow money and incur

                indebtedness for the purposes of the  corporation,  and to cause to be executed and delivered  therefor,  in the corporate  name,

                promissory notes, bonds, debentures,  deeds of trust, mortgages,

                pledges,   hypothecations   or  other   evidences  of  debt  and

                securities therefor.

                                      Sixth - To appoint an executive  committee

                and other committees and to delegate to the executive  committee any of the powers and  authority of the Board in  management  of the business and affairs of the corporation, except the power to declare  dividends and to adopt,  amend or repeal  By-laws.  The executive committee shall be composed of one or more Directors.


                               Section 2.               NUMBER AND QUALIFICATION


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OF DIRECTORS.The authorized number of directors of the corporation shall be not

less than    Three (3).
            ----------------

                Section 3.                              ELECTION AND TERM OF

OFFICE.  The Directors shall be elected at each annual meeting of  shareholders,

but if any such  annual  meeting is not held or the  Directors  are not  elected thereat,  the Directors may be elected at any special  meeting of  shareholders.

All Directors shall hold office until their respective successors are elected.

                Section 4.                              VACANCIES.  Vacancies in

the Board of Directors may be filled by a majority of the  remaining  Directors,

though less than a quorum, or by a sole remaining Director, and each Director so elected  shall  hold  office  until his  successor  is elected at an annual or a special meeting of the shareholders.

                               A vacancy or  vacancies in the Board of Directors

shall be deemed to exist in case of the  death,  resignation  or  removal of any

Director,  or if the  authorized  number of  Directors be  increased,  or if the shareholders fail at any annual or special meeting of shareholders, at which any

Director  of  Directors  are  elected,  to elect the full  authorized  number of

Directors to be voted for at that meeting.


                               The   shareholders   may  elect  a  Director   or

Directors  at any  time to fill any  vacancy  or  vacancies  not  filled  by the

Directors. If the Board of Directors accepts the resignation of a Director


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tendered to take effect at a future time, the Board, or the shareholders,  shall have the power to elect a successor  to take office when the  resignation  is to become effective.


                               No   reduction  of  the   authorized   number  of

Directors shall have the effect of removing any Director prior to the expiration of his term of office.

                Section 5.                              PLACE OF MEETING.

Regular  meetings of the Board of Directors shall be held at any place within or without the state which has been  designated  from time to time by resolution of the Board or by written  consent of all members of the Board.  In the absence of such designation,  regular meetings shall be held at the principal office of the corporation.  Special  meetings  of the Board  may be held  either at a place so designated, or at the principal office.

                Section 6.                              ORGANIZATIONAL MEETING.

Immediately  following  each  annual  meeting  of  shareholders,  the  Board  of

Directors shall hold a regular meeting for the purpose of organization, election of officers and the  transaction  of other  business.  Notice of such meeting is hereby dispensed with.

                Section 7.                              OTHER REGULAR MEETINGS.

Other regular  meetings of the Board of Directors  shall be held without call on the fourth Wednesday of each month at the hour of 3:00 o'clock p.m. of said day;

provided,  however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday.  Notice of all such regular meetings of the Board of Directors is hereby dispensed with.


                Section 8.                              SPECIAL MEETINGS.


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Special  meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President,  or, if absent or unable or refuses to act,

by any Vice President or by any two (2) Directors.

                               Written notice of the time and  place  of special

meetings shall be delivered personally to the Directors or sent to each Director by mail, or other form of written communication,  charges prepaid,  addressed to him at his address as it is shown upon the records of the corporation,  or if it is not shown on such  records or is not readily  ascertainable,  at the place in which  meetings of the  Directors  are  regularly  held.  In case such notice is mailed or telegraphed,  it shall be deposited in the United States mail or other appropriate mail or facsimile facility, or delivered to the telegraph company in the place in which the principal  office of the  corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting.  In case such notice is  delivered as above  provided,  it shall be so delivered at least twenty-four  (24) hours  prior to the time of the holding of the  meeting.  Such mailing, faxing,  telegraphing or delivery as above provided shall be due, legal and personal notice to such Director.

                Section 9.                              NOTICE OF ADJOURNMENT.

Notice of the time and place of holding an  adjourned  meeting need not be given to absent Directors, if the time and place be fixed at the meeting adjourned.

                Section 10.                             ENTRY OF NOTICE.




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the Board of  Directors,  an entry in the  minutes to the effect that notice has been duly given  shall be  conclusive  and  incontrovertible  evidence  that due notice of such special  meeting was given to such  Director,  as required by law and the By-laws of the corporation.

                Section 11.                             WAIVER OF NOTICE.    The

transactions  of any  meeting  of the Board of  Directors,  however  called  and noticed or  wherever  held,  shall be as valid as though a meeting had been duly held after  regular  call and  notice,  if a quorum be present,  and if,  either before or after the meeting,  each of the  Directors  not present sign a written

Waiver of Notice or a Consent to holding  such  meeting,  or an  approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

                Section 12.                             QUORUM.    A majority of

the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business,  except to adjourn as hereinafter  provided.  Every act or decision done or made by a majority of the Directors present at a meeting duly  held at which a quorum is  present,  shall be  regarded  as the act of the

Board of  Directors,  unless  a  greater  number  be  required  by law or by the

Articles of Incorporation.

                Section 13.                             ADJOURNMENT. A quorum of

the Directors may adjourn any  Directors'  meeting to meet again at a stated day and hour; provided,  however, that in the absence of a quorum, a majority of the



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Directors  present at any Directors'  meeting,  either  regular or special,  may adjourn from time to time until the time fixed for the next  regular  meeting of the Board.

                Section 14.                             FEES AND COMPENSATION.

Directors  shall not receive any stated salary for their  services as Directors,

but by  resolution  of the Board,  a fixed  fee,  with or  without  expenses  of attendance,  may be allowed  for  attendance  at each  meeting.  Nothing  herein contained  shall  be  construed  to  preclude  any  Director  from  serving  the corporation in any other capacity as an officer,  agent,  employee or otherwise,

and receiving compensation therefor.

                                   ARTICLE IV

                                    Officers

                Section 1.                              OFFICERS.   The officers

of the corporation  shall be a President,  a  Vice-President,  a Secretary and a

Treasurer.  The  corporation  may also have,  at the  discretion of the Board of

Directors,  a Chairman of the Board,  one or more Vice  Presidents,  one or more

Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be  appointed  in  accordance  with the  provisions  of Section 3 of this

Article.  Officers,  other than President and Chairman of the Board, need not be

Directors. Any person may hold two (2) or more offices.

                Section 2.                              ELECTION.   The officers

of the corporation,  except such officers as may be appointed in accordance with the  provisions  of  Section  3 or  Section 5 of this  Article,  shall be chosen




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annually  by the Board of  Directors,  and each shall  hold his office  until he shall  resign or shall be removed or  otherwise  disqualified  to serve,  or his successor shall be qualified and elected.


                Section  3.                                          SUBORDINATE

OFFICERS,  ETC.  The Board of Directors  may appoint such other  officers as the business of the corporation may require, each of whom shall hold office for such period,  have such  authority  and perform  such  duties as are  provided in the

By-laws or as the Board of Directors may from time to time determine.


                Section 4.                              REMOVAL AND RESIGNATION.

Any officer may be removed,  either with or without cause,  by a majority of the

Directors at the time in office, at any regular or special meeting of the Board.

                               Any officer may resign at any time by giving

written  notice  to  the  Board  of  Directors  or to the  President,  or to the

Secretary of the corporation. Any such resignation shall take effect at the date of the  receipt of such  notice or at any later  time  specified  therein;  and,

unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                Section 5.                              VACANCIES.  A vacancy in

any office because of death, resignation, removal, disqualification or any other cause  shall be filled in the  manner  prescribed  in the  By-laws  for  regular appointments to such office.

                Section 6.                              CHAIRMAN OF THE BOARD.



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The Chairman of the Board, if there shall be such an officer, shall, if present,

preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-laws.



                Section 7.                              PRESIDENT.    Subject to

such  supervisory  powers,  if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the Chief Executive Officer of the  corporation  and shall,  subject to the control of the Board of  Directors,

have general supervision,  direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, at all meetings of the Board of Directors.

He shall be  ex-officio a member of all the standing  committees,  including the executive  committee,  if any,  and shall have the general  powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-laws.

                Section 8.                              VICE PRESIDENT.   In the

absence or disability of the President,  the Vice Presidents,  in order of their rank as fixed by the Board of Directors,  or if not ranked,  the Vice  President designated  by the  Board of  Directors,  shall  perform  all the  duties of the

President  and when so acting  shall have all the powers of, and be subject  to,

all the  restrictions  upon the President.  The Vice Presidents  shall have such



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other  powers  and  perform  such  other  duties  as from  time  to time  may be prescribed for them respectively by the Board of Directors or the By-laws.

                Section 9.                              SECRETARY. The Secretary

shall keep,  or cause to be kept, a book of minutes at the  principal  office or such  other  place as the Board of  Directors  may  order,  of all  meetings  of

Directors and shareholders,  with the time and place of holding, whether regular or special, and if special, how authorized,  the notice thereof given, the names of those  present  at  Directors'  meetings,  the  number of shares  present  or represented at shareholders' meetings and the proceedings thereof.

                               The Secretary shall keep or cause to be kept,  at

the principal office, a share register,  or a duplicate share register,  showing the names of the  shareholders  and their  addresses;  the number and classes of shares held by each;  the number and date of  certificates  issued for the same,

and the number and date of  cancellation  of every  certificate  surrendered for cancellation.

                               The Secretary shall give, or cause   to be given,

notice of all the  meetings of the  shareholders  and of the Board of  Directors required  by the  By-laws or by law to be given,  and shall keep the seal of the corporation  in safe custody,  and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-laws.

                Section 10.                             TREASURER. The Treasurer

shall  keep and  maintain,  or cause to be kept  and  maintained,  adequate  and correct accounts of the properties and business transactions of the corporation,





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including accounts of its assets, liabilities,  receipts, disbursements,  gains,

losses,  capital,  surplus and shares.  Any surplus,  including  earned surplus,

paid-in surplus and surplus arising from a reduction of stated capital, shall be classified  according  to source and shown in a separate  account.  The books of account shall at all times be open to inspection by any Director.



                               The Treasurer  shall deposit all monies and other

valuables  in  the  name  and  to  the  credit  of  the  corporation  with  such depositaries  as may be designated by the Board of Directors.  He shall disburse the funds of the corporation as may be ordered by the Board of Directors,  shall render to the President and  Directors,  whenever they request it, an account of all transactions as Treasurer and of the financial condition of the corporation,

and shall  have such  other  powers  and  perform  such  other  duties as may be prescribed by the Board of Directors or the By-laws.


                                   ARTICLE V.

                                  Miscellaneous

                Section 1.                              RECORD DATE AND CLOSING

OF STOCK  BOOKS.  The Board of  Directors  may fix a time,  in the  future,  not exceeding  fifteen (15) days preceding the date of any meeting of  shareholders,

and not exceeding  thirty (30) days  preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change



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or conversion  or exchange of shares shall go into effect,  as a record date for the  determination of the shareholders  entitled to notice of and to vote at any such meeting,  or entitled to receive any such dividend or distribution,  or any such  allotment  of  rights,  or to  exercise  the rights in respect to any such change, conversion or exchange of shares, and in such case, only shareholders of record on the date so fixed  shall be  entitled to notice of and to vote at such meetings,  or to receive such dividend,  distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid.

The Board of Directors may close the books of the corporation  against transfers of shares during the whole, or any part of any such period.



                Section 2.                              INSPECTION OF CORPORATE

RECORDS.  The share register or duplicate share  register,  the books of account and minutes of proceedings of the  shareholders  and Directors  shall be open to inspection  upon the written demand of any shareholder or the holder of a voting trust  certificate,  at any  reasonable  time,  and for the  purpose  reasonably related to his  interests as a  shareholder,  or as the holder of a voting trust certificate,  and shall be exhibited at any time when  required by the demand of ten percent (10%) of the shares represented at any shareholders'  meeting.  Such inspection  may be made in person or by an agent or attorney,  and shall include the right to make extracts.  Demand of inspection  other than at a shareholders'

meeting  shall be made in writing  upon the  President,  Secretary  or Assistant

Secretary of the corporation.



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                Section 3.                              CHECKS, DRAFTS, ETC. All

checks, drafts or other orders for payment of money, notes or other evidences of indebtedness,  issued in the name of or  payable  to the  corporation,  shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

                Section 4.                              ANNUAL REPORT. The Board

of Directors of the corporation  shall cause to be sent to the  shareholders not later  than one  hundred  twenty  (120)  days  after the close of the  fiscal or calendar year an annual report.

                Section 5.                              CONTRACTS, ETC., HOW

EXECUTED.  The Board of Directors,  except as in the By-laws otherwise provided,

may  authorize  any  officer or  officers,  agent or  agents,  to enter into any contract,  deed or lease or execute any  instrument in the name of and on behalf of the  corporation,  and such  authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee  shall have any power or  authority to bind the  corporation  by any contract  or  engagement  or to pledge  its  credit to render it liable  for any purpose or to any amount.

                Section 6.                              CERTIFICATES OF STOCK. A

certificate or  certificates  for shares of the capital stock of the corporation shall be issued to each  shareholder when any such shares are fully paid up. All such  certificates  shall be signed by the President or a Vice President and the

Secretary or an Assistant  Secretary,  or be  authenticated by facsimiles of the




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signature of the  President  and Secretary or by a facsimile of the signature of the  President  and the  written  signature  of the  Secretary  or an  Assistant

Secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk.

                               Certificates for shares may be issued prior to

full  payment  under such  restrictions  and for such  purposes  as the Board of

Directors  or  the  By-laws  may  provide;  provided,  however,  that  any  such certificate  so issued  prior to full payment  shall state the amount  remaining unpaid and the terms of payment thereof.

                Section 7.                             REPRESENTATIONS OF SHARES

OF OTHER CORPORATIONS.  The President or any Vice President and the Secretary or

Assistant  Secretary of this  corporation are authorized to vote,  represent and exercise on behalf of this corporation all rights incident to any and all shares of  any  other  corporation  or  corporations  standing  in  the  name  of  this corporation.  The authority herein granted to said officers to vote or represent on behalf of this  corporation or corporations  may be exercised  either by such officers  in person or by any  person  authorized  so to do by proxy or power of attorney duly executed by said officers.

                Section 8.                             INSPECTION   OF  BY-LAWS.

The  corporation  shall  keep in its  principal  office for the  transaction  of business the original or a copy of the By-laws,  as amended or otherwise altered to date,  certified by the  Secretary,  which shall be open to inspection by the shareholders at all reasonable times during office hours.


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




                                   ARTICLE VI.

                                   Amendments

                Section 1.                              POWER OF SHAREHOLDERS.

New  By-laws  may be adopted or these  By-laws may be amended or repealed by the vote of shareholders  entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders.

                Section 2.                              POWER OF DIRECTORS.

Subject  to the  right of the  shareholders  as  provided  in  Section 1 of this

Article VI to adopt,  amend or repeal  By-laws,  By-laws  other than a By-law or amendment  thereof  changing the authorized  number of Directors may be adopted,

amended or repealed by the Board of Directors.

                Section 3.                              ACTION   BY    DIRECTORS

THROUGH CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof, may be taken without a meeting,  if a written consent thereto is signed by all the members of the Board or of such  committee.  Such written  consent  shall be filed with the minutes of proceedings of the Board or committee.





                -------------------------------------
                           Secretary



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